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                          WESTERN STAFF SERVICES (USA), INC.

                            WESTERN MEDICAL SERVICES, INC.




                                     $30,000,000

                     6.77% Senior Secured Notes due May 15, 2008

                                  -----------------

                               NOTE PURCHASE AGREEMENT

                                  -----------------


                                 Dated May 15, 1998


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

                                  TABLE OF CONTENTS

                            (Not a part of the Agreement)

SECTION                               HEADING                               PAGE

SECTION 1.     AUTHORIZATION OF NOTES; GUARANTIES; SECURITY. . . . . . . . . . 1
     Section 1.1.    The Notes . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.    Guaranties. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.3.    Security for the Notes and Guaranties . . . . . . . . . . 1
     Section 1.4.    Intercreditor Agreement . . . . . . . . . . . . . . . . . 2

SECTION 2.     SALE AND PURCHASE OF NOTES. . . . . . . . . . . . . . . . . . . 2

SECTION 3.     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 4.     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . 2
     Section 4.1.    Representations and Warranties. . . . . . . . . . . . . . 3
     Section 4.2.    Performance; No Default . . . . . . . . . . . . . . . . . 3
     Section 4.3.    Compliance Certificates . . . . . . . . . . . . . . . . . 3
     Section 4.4.    Opinions of Counsel . . . . . . . . . . . . . . . . . . . 3
     Section 4.5.    Transaction Documents . . . . . . . . . . . . . . . . . . 3
     Section 4.6.    Purchase Permitted By Applicable Law, etc.. . . . . . . . 3
     Section 4.7.    Sale of Other Notes . . . . . . . . . . . . . . . . . . . 4
     Section 4.8.    Payment of Special Counsel Fees . . . . . . . . . . . . . 4
     Section 4.9.    Private Placement Number. . . . . . . . . . . . . . . . . 4
     Section 4.10.   Changes in Corporate Structure. . . . . . . . . . . . . . 4
     Section 4.11.   Proceedings and Documents . . . . . . . . . . . . . . . . 4

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE CO-ISSUERS. . . . . . . . 4
     Section 5.1.    Organization; Power and Authority . . . . . . . . . . . . 4
     Section 5.2.    Authorization, etc. . . . . . . . . . . . . . . . . . . . 4
     Section 5.3.    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 5.4.    Organization and Ownership of Shares
                      of Subsidiaries; Affiliates. . . . . . . . . . . . . . . 5
     Section 5.5.    Financial Statements. . . . . . . . . . . . . . . . . . . 6
     Section 5.6.    Compliance with Laws, Other Instruments, etc. . . . . . . 6
     Section 5.7.    Governmental Authorizations, etc. . . . . . . . . . . . . 6
     Section 5.8.    Litigation; Observance of Agreements,
                      Statutes and Orders. . . . . . . . . . . . . . . . . . . 6
     Section 5.9.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.10.   Title to Property; Leases . . . . . . . . . . . . . . . . 7
     Section 5.11.   Licenses, Permits, etc. . . . . . . . . . . . . . . . . . 7
     Section 5.12.   Compliance with ERISA . . . . . . . . . . . . . . . . . . 7
     Section 5.13.   Private Offering by the Company and
                      the Co-Issuers . . . . . . . . . . . . . . . . . . . . . 8
     Section 5.14.   Use of Proceeds; Margin Regulations . . . . . . . . . . . 8
     Section 5.15.   Existing Indebtedness; Future Liens . . . . . . . . . . . 9
     Section 5.16.   Foreign Assets Control Regulations, etc.. . . . . . . . . 9
     Section 5.17.   Status under Certain Statutes . . . . . . . . . . . . . . 9

     Section 5.18.   Environmental Matters . . . . . . . . . . . . . . . . . . 9
     Section 5.19.   Solvency. . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 5.20.   Matters Relating to the Collateral. . . . . . . . . . . .10

SECTION 6.     REPRESENTATIONS OF THE PURCHASER. . . . . . . . . . . . . . . .10
     Section 6.1.    Purchase for Investment . . . . . . . . . . . . . . . . .10
     Section 6.2.    Source of Funds . . . . . . . . . . . . . . . . . . . . .11

SECTION 7.     INFORMATION AS TO COMPANY . . . . . . . . . . . . . . . . . . .12
     Section 7.1.    Financial and Business Information. . . . . . . . . . . .12
     Section 7.2.    Officer's Certificate . . . . . . . . . . . . . . . . . .15
     Section 7.3.    Inspection. . . . . . . . . . . . . . . . . . . . . . . .15

SECTION 8.     PREPAYMENT OF THE NOTES . . . . . . . . . . . . . . . . . . . .16
     Section 8.1.    Required Prepayments. . . . . . . . . . . . . . . . . . .16
     Section 8.2.    Optional Prepayments with Make-Whole Amount . . . . . . .16
     Section 8.3.    Allocation of Partial Prepayments . . . . . . . . . . . .16
     Section 8.4.    Maturity; Surrender, etc. . . . . . . . . . . . . . . . .16
     Section 8.5.    Purchase of Notes . . . . . . . . . . . . . . . . . . . .17
     Section 8.6.    Make-Whole Amount . . . . . . . . . . . . . . . . . . . .17

SECTION 9.     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .18
     Section 9.1.    Compliance with Law . . . . . . . . . . . . . . . . . . .18
     Section 9.2.    Insurance . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 9.3.    Maintenance of Properties . . . . . . . . . . . . . . . .18
     Section 9.4.    Payment of Taxes and Claims . . . . . . . . . . . . . . .19
     Section 9.5.    Corporate Existence, etc. . . . . . . . . . . . . . . . .19
     Section 9.6.    Inactive Subsidiaries; New Subsidiaries . . . . . . . . .19

SECTION 10.    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .20
     Section 10.1.   Transactions with Affiliates. . . . . . . . . . . . . . .20
     Section 10.2.   Merger, Consolidation, etc. . . . . . . . . . . . . . . .20
     Section 10.3.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 10.4.   Limitation on Total Indebtedness. . . . . . . . . . . . .22
     Section 10.5.   Limitation on Subsidiary Indebtedness . . . . . . . . . .22
     Section 10.6.   Sale of Assets. . . . . . . . . . . . . . . . . . . . . .22
     Section 10.7.   Minimum Consolidated Net Worth. . . . . . . . . . . . . .23
     Section 10.8.   Minimum Fixed Charge Coverage . . . . . . . . . . . . . .23
     Section 10.9.   Line of Business. . . . . . . . . . . . . . . . . . . . .23
     Section 10.10.  Loans to and Investments in Licensees,
                      Unrestricted Subsidiaries and Affiliates . . . . . . . .23
     Section 10.11.  Designation of Restricted and
                      Unrestricted Subsidiaries. . . . . . . . . . . . . . . .24

SECTION 11.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .24


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

SECTION 12.    REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . . . . . . . . .26
     Section 12.1.   Acceleration. . . . . . . . . . . . . . . . . . . . . . .26
     Section 12.2.   Other Remedies. . . . . . . . . . . . . . . . . . . . . .27
     Section 12.3.   Rescission. . . . . . . . . . . . . . . . . . . . . . . .27
     Section 12.4.   No Waivers or Election of Remedies,
                      Expenses, etc. . . . . . . . . . . . . . . . . . . . . .27

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES . . . . . . . . .28
     Section 13.1.   Registration of Notes . . . . . . . . . . . . . . . . . .28
     Section 13.2.   Transfer and Exchange of Notes. . . . . . . . . . . . . .28
     Section 13.3.   Replacement of Notes. . . . . . . . . . . . . . . . . . .28

SECTION 14.    PAYMENTS ON NOTES . . . . . . . . . . . . . . . . . . . . . . .29
     Section 14.1.   Place of Payment. . . . . . . . . . . . . . . . . . . . .29
     Section 14.2.   Home Office Payment . . . . . . . . . . . . . . . . . . .29

SECTION 15.    EXPENSES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 15.1.   Transaction Expenses. . . . . . . . . . . . . . . . . . .29
     Section 15.2.   Survival. . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 17.    AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . .30
     Section 17.1.   Requirements. . . . . . . . . . . . . . . . . . . . . . .30
     Section 17.2.   Solicitation of Holders of Notes. . . . . . . . . . . . .30
     Section 17.3.   Binding Effect, etc.. . . . . . . . . . . . . . . . . . .31
     Section 17.4.   Notes Held by Co-Issuers, etc.. . . . . . . . . . . . . .31

SECTION 18.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

SECTION 19.    REPRODUCTION OF DOCUMENTS . . . . . . . . . . . . . . . . . . .31

SECTION 20.    CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . .32

SECTION 21.    SUBSTITUTION OF PURCHASER . . . . . . . . . . . . . . . . . . .33

SECTION 22.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 22.1.   Successors and Assigns. . . . . . . . . . . . . . . . . .33
     Section 22.2.   Payments Due on Non-Business Days . . . . . . . . . . . .33
     Section 22.3.   Severability. . . . . . . . . . . . . . . . . . . . . . .33
     Section 22.4.   Construction. . . . . . . . . . . . . . . . . . . . . . .33
     Section 22.5.   Counterparts. . . . . . . . . . . . . . . . . . . . . . .33
     Section 22.6.   Governing Law . . . . . . . . . . . . . . . . . . . . . .33

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35


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

SCHEDULE A           INFORMATION RELATING TO PURCHASERS

SCHEDULE B           DEFINED TERMS

SCHEDULE 4.10        CHANGES IN CORPORATE STRUCTURE

SCHEDULE 5.3         DISCLOSURE MATERIALS

SCHEDULE 5.4         SUBSIDIARIES OF THE CO-ISSUERS AND OWNERSHIP OF SUBSIDIARY
                     STOCK

SCHEDULE 5.5         FINANCIAL STATEMENTS

SCHEDULE 5.8         CERTAIN LITIGATION

SCHEDULE 5.11        PATENTS, ETC.

SCHEDULE 5.12        ERISA AFFILIATES, ETC.

SCHEDULE 5.14        USE OF PROCEEDS

SCHEDULE 5.15        EXISTING INDEBTEDNESS

EXHIBIT 1            FORM OF 6.77% SENIOR SECURED NOTE DUE MAY ___, 2008

EXHIBIT 1.2(a)       FORM OF COMPANY GUARANTY

EXHIBIT 1.2(b)       FORM OF SUBSIDIARY GUARANTY

EXHIBIT 1.3(a)       LIST OF SECURITY DOCUMENTS

EXHIBIT 1.3(b)       FORM OF SECURITY AGREEMENT

EXHIBIT 1.3(c)       FORM OF GUARANTOR SECURITY AGREEMENT

EXHIBIT 1.4          FORM OF INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

EXHIBIT 4.4(a)       FORM OF OPINION OF COUNSEL FOR THE COMPANY

Exhibit 4.4(b)       FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

                          WESTERN STAFF SERVICES (USA), INC.
                            WESTERN MEDICAL SERVICES, INC.
                                   301 LENNON LANE
                            WALNUT CREEK, CALIFORNIA 94598


                     6.77% Senior Secured Notes due May 15, 2008

                                                                   May 15, 1998

TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     Western Staff Services (USA), Inc., a California corporation ("WSS"), and Western Medical Services, Inc., a California corporation ("WMS") (WSS and WMS sometimes hereinafter are referred to individually as a "CO-ISSUER" and collectively as the "CO-ISSUERS"), each agrees with you as follows:

SECTION 1.     AUTHORIZATION OF NOTES; GUARANTIES; SECURITY.

     SECTION 1.1. THE NOTES. The Co-Issuers have duly authorized the issue and sale of $30,000,000 aggregate principal amount of their 6.77% Senior Secured Notes due May 15, 2008 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other
Agreements (as hereinafter defined)).   Each of the Notes shall bear interest
from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 6.77% per annum. Interest on each Note shall be computed on the basis of a 360 day year of twelve 30 day months.
Notwithstanding the foregoing, the Co-Issuers shall pay interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount at the Default Rate in accordance with the Notes. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Co-Issuers. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     SECTION 1.2. GUARANTIES. The Notes shall be unconditionally guaranteed by (i) Western Staff Services, Inc., a Delaware corporation (the "COMPANY"), pursuant to the Guaranty dated as of the date hereof made by the Company in favor of the holders of the Notes substantially in the form of Exhibit 1.2(a) hereto (as amended, modified and supplemented from time to time, the "COMPANY GUARANTY"), and (ii) the other Guarantors pursuant to a Subsidiary Guaranty dated as of the date hereof made by the Guarantors (other than the Company) in favor of the holders of the Notes substantially in the form of Exhibit 1.2(b) hereto (as amended, modified and supplemented from time to time, the "SUBSIDIARY GUARANTY"); the Company Guaranty and the Subsidiary Guaranty are collectively referred to as the "GUARANTIES").

     SECTION 1.3. SECURITY FOR THE NOTES AND GUARANTIES. The Notes and the obligations of the Guarantors under the Guaranties shall be secured, equally and ratably with the obligations of the Co-Issuers and the Guarantors under the Existing Bank Credit Facility, by the Security Documents described in Exhibit 1.3(a), which in the case of the Security Agreement and the Guarantor Security Agreement shall be substantially in the respective forms of Exhibits 1.3(b) and 1.3(c).

     SECTION 1.4. INTERCREDITOR AGREEMENT. The collateral described in the Security Documents shall be held by Bank of America National Trust and Savings Association, as collateral agent for the benefit of the Credit Facility Banks and the holders of the Notes (the "COLLATERAL AGENT") pursuant to the Intercreditor and Collateral Agency Agreement substantially in the form of
Exhibit 1.4 among the holders of the Notes, the Credit Facility Banks and the Collateral Agent (the "INTERCREDITOR AGREEMENT"), which shall govern (i) the respective rights of the holders of the Notes and the Credit Facility Banks in respect of Indebtedness of the Co-Issuers and the Guarantors and (ii) the respective rights of the holders of the Notes and the Credit Facility Banks in the collateral described in the Security Documents.

SECTION 2.     SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Co-Issuers will issue and sell to you and you will purchase from the Co-Issuers, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Co-Issuers are entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.     CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Altheimer & Gray, 10 South Wacker Drive, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing (the "CLOSING") on May 15, 1998 or on such other Business Day thereafter on or prior to May 31, 1998 as may be agreed upon by the Co-Issuers and you and the Other Purchasers. At the Closing the Co-Issuers will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Co-Issuers or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Co-Issuers to account number 1416-350079 at Bank of America National Trust and Savings Association, 300 Lakeside Drive, Oakland, California 94612, ABA Number 121000358. If at the Closing the Co-Issuers shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Co-Issuers and the Guarantors in this Agreement, the Other Agreements and each Transaction Document shall be correct when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. The Co-Issuers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) and no Default or Event of Default shall have occurred and be continuing. Neither the Co-Issuers nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3, 10.4, 10.5 or 10.6 had such Sections applied since such date.

     SECTION 4.3.   COMPLIANCE CERTIFICATES.

             (a) OFFICER'S CERTIFICATE. The Co-Issuers each shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

             (b) SECRETARY'S CERTIFICATE. The Co-Issuers each shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Other Agreements and the Transaction Documents.

     SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from
(i) Robin A. Herman, Esq., Senior Vice President and General Counsel for the Co-Issuers and the Guarantors, covering matters 1 through 6 set forth in
Exhibit 4.4(a) and (ii) Morrison & Foerster LLP, counsel for the Co-Issuers and the Guarantors, covering the matters 7 through 9 set forth in Exhibit 4.4(a) and, in each case, covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Co-Issuers hereby instruct its counsel to deliver such opinion to you) and (b) from Altheimer & Gray, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. TRANSACTION DOCUMENTS. Each of the Transaction Documents shall have been duly executed and delivered in the respective forms hereinabove recited and shall be in full force and effect.

     SECTION 4.6. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.7. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Co-Issuers shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     SECTION 4.8. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Co-Issuers shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Co-Issuers at least one Business Day prior to the Closing

     SECTION 4.9. PRIVATE PLACEMENT NUMBER. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     SECTION 4.10.  CHANGES IN CORPORATE STRUCTURE.  Except as specified in
Schedule 4.10, neither Co-Issuer shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     SECTION 4.11. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE CO-ISSUERS.

     The Co-Issuers jointly and severally represent and warrant to you that:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. Each Co-Issuer and each Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation or other legal organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Co-Issuer and each Guarantor has all requisite corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. This Agreement, the Other Agreements, the Notes and the Transaction Documents have been duly authorized by all necessary corporate action on the part of each Co-Issuer and each Guarantor that is a party thereto, and this Agreement, the Other Agreements and the Transaction Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Co-Issuer and each Guarantor which is a party thereto, enforceable against such Co-Issuer or Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Co-Issuers, through their agent, BancAmerica Robertson Stephens, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March,

1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1997 there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company or any of its Subsidiaries specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

             (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Subsidiaries of each Co-Issuer, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Co-Issuer and each of its other Subsidiaries, (ii) of each Co-Issuer's Affiliates, other than Subsidiaries, and (iii) of the Company's and each Co-Issuer's respective directors and senior officers. The Co-Issuers are Wholly-Owned Subsidiaries of the Company. There are no Unrestricted Subsidiaries.

             (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by a Co-Issuer and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Co-Issuer or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

             (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

             (d) No Subsidiary of either Co-Issuer is a party to, or otherwise subject to any legal restriction or any agreement (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Co-Issuer or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by each Co-Issuer and each Guarantor of this Agreement, the Other Agreements, the Notes and the Transaction Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Co-Issuer or any Guarantor of this Agreement, the Other Agreements, the Notes or the Transaction Documents.

     SECTION 5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

             (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Co-Issuers, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (b) Neither the Company nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. As of and through April 18, 1998, the Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Co-Issuer knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended November, 1993.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and each of its Subsidiaries has good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11.  LICENSES, PERMITS, ETC.  Except as disclosed in Schedule
5.11,

             (a) the Company and each of its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

             (b) to the best knowledge of each of the Co-Issuers, no product or practice of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

             (c) to the best knowledge of each of the Co-Issuers, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     SECTION 5.12.  COMPLIANCE WITH ERISA.

             (a) Neither the Company nor any ERISA Affiliate has maintained, contributed or participated in a plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) or a Multiemployer Plan at any time.

             (b) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any

     ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

             (c) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and each of its Subsidiaries is not Material.

             (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Co-Issuers in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you. Schedule 5.12 contains a complete and correct list of all ERISA Affiliates and all Plans with respect to which the Company or any affiliate is a party in interest or in respect of which the Notes could constitute an employer security. For purposes of this Section, the term "party in interest" has the meaning specified in section 3 of ERISA and the terms "affiliate" and "employer security" have the meaning specified in section V(a)(1) and V(c), respectively, of PTE 95-60.

     SECTION 5.13. PRIVATE OFFERING BY THE COMPANY AND THE CO-ISSUERS. Neither the Company nor either Co-Issuer nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 46 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any Co-Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Co-Issuers will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     SECTION 5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

             (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 18, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

             (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Co-Issuers hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

     SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any of its Subsidiaries has knowledge of any claim or has received any notice of claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

             (a) neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

             (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

             (c) neither the Company nor any of its Subsidiaries has any knowledge that any building on any real property now owned, leased or operated by the Company or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.19. SOLVENCY. Each Co-Issuer and each Guarantor is Solvent and, immediately after giving effect to the issue and sale of the Notes and the consummation of the other transactions contemplated by this Agreement, each Co-Issuer and each Guarantor will be Solvent. For purposes of this Section 5.19, the term "SOLVENT" shall mean, with respect to any Person, that:

             (a) the assets of such Person, at a fair valuation (assuming that, in each case, legally permissible capital contributions have been made whether or not such contributions are actually made), exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

             (b) such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

             (c) such Person does not have unreasonably small capital with which to engage in its anticipated business.

     SECTION 5.20. MATTERS RELATING TO THE COLLATERAL. The Liens granted in favor of the Collateral Agent pursuant to the Security Documents in respect of the collateral described therein constitute and will constitute first priority perfected security interests under the Uniform Commercial Code as in effect in each applicable jurisdiction, entitled to all rights, benefits and priorities as provided by such Uniform Commercial Code or other applicable law. Upon the filing of financing statements relating to such security interests in each office and in each jurisdiction where required in order to perfect the security interests described above and recordations of the Security Agreements in the United States Patent and Trademark Office and the United States Copyright Office, all such action as is necessary or advisable to establish such rights of the Collateral Agent will have been taken. There will be upon execution and delivery of the Security Agreements and such filings no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements.

SECTION 6.   REPRESENTATIONS OF THE PURCHASER.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

             (a) the Source is an "insurance company general account" as defined in the United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in Section

     3(3) of ERISA and Section 4975(e)(1) of the Code) established or maintained by you, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof, with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) PLUS surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

             (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

             (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

             (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

             (e)    the Source is a governmental plan; or

             (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

             (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and the provisions of Section 4975 of the Code.

     As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.   INFORMATION AS TO COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Co-Issuers shall deliver to each holder of Notes that is an Institutional Investor:

             (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                   (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

                   (ii) the consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter, and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, and

                   (iii) in the event that as of or at the end of such quarterly period (A) Consolidated Net Income is less than 95% of the consolidated net income (or loss) of the Company and its Subsidiaries, (B) Consolidated Total Assets are less than 95% of total assets of the Company and its Subsidiaries or
             (C) Consolidated Income Available for Fixed Charges is less than 95% of consolidated net income plus income tax plus interest expense plus operating lease expense of the Company and its Subsidiaries, unaudited consolidated statements of the Co-Issuers, the Company and its Restricted Subsidiaries as set forth in clauses (i) and (ii) above;

PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a).

             (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of:

                   (i) the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year,

                   (ii) the consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and

                   (iii) in the event that as of or at the end of such annual period (A) Consolidated Net Income is less than 95% of the consolidated net income (or loss) of the Company and its Subsidiaries, (B) Consolidated Total Assets are less than 95% of total assets of the Company and its Subsidiaries or (C) Consolidated Income Available for Fixed Charges is less than 95% of consolidated net income plus income tax plus interest expense plus operating lease expense of the Company and its Subsidiaries, unaudited consolidated statements of the Co-Issuers, the Company and its Restricted Subsidiaries as set forth in clauses (i) and (ii) above;

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement insofar as it relates to accounting matters and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default insofar as it relates to accounting matters, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof,

     PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

              (iv) any change in the parties which, upon the occurrence of such event, would be required to be listed on Schedule 5.12 after Closing and before the later of (A) full prepayment (including any Make-Whole Amount) of or (B) sale of the Notes by the initial holder of the Notes;

         (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Co-Issuers to perform their obligations hereunder and under the Notes or the ability of either Co-Issuer or any Guarantor to perform its obligations under any Transaction Document to which it is a party in each case as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R.
     Section 230.144A as amended from time to time, in connection with any contemplated transfer of the Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.4 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Co-Issuers shall have taken or proposes to take with respect thereto.

      SECTION 7.3. INSPECTION. The Co-Issuers shall, and shall cause the Company and its Subsidiaries to, permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company or any of its Subsidiaries, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Person's officers, and (with the consent of such Person, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Person, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and any of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Co-Issuers, to visit and inspect any of the offices or properties of the Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Co-Issuers authorize (and shall cause the Company and each of its Subsidiaries to authorize) said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.  PREPAYMENT OF THE NOTES.

      SECTION 8.1.      REQUIRED PREPAYMENTS.  On May 15, 2002 and on each
May 15 thereafter to and including May 15, 2007 the Co-Issuers will prepay $4,285,714.29 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium. The Co-Issuers will pay all of the principal amount of the Notes
remaining, if any, on May 15, 2008.   Upon any partial prepayment of the Notes
pursuant to Section 8.2 or purchase of the Notes permitted-by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

      SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Co-Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $3,000,000 of the aggregate principal amount (or integral multiples of $100,000 in excess of such amount) of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Co-Issuers will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Co-Issuers shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified preparation date.

      SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Co-Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Co-Issuers and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      SECTION 8.5. PURCHASE OF NOTES. Each Co-Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement, and the Notes. Each Co-Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      SECTION 8.6. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Market Service (or such other display as may replace Page USD on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.  AFFIRMATIVE COVENANTS.

      Each Co-Issuer covenants that so long as any of the Notes are outstanding:

      SECTION 9.1. COMPLIANCE WITH LAW. Each Co-Issuer will, and will cause the Company and its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 9.2. INSURANCE. Each Co-Issuer will, and will cause the Company and its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      SECTION 9.3. MAINTENANCE OF PROPERTIES. Each Co-Issuer will, and will cause the Company and its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Co-Issuers have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. Each Co-Issuer will, and will cause the Company and its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either Co-Issuer, the Company or any of its Restricted Subsidiaries, provided that none of the Co-Issuers, the Company or any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established adequate reserves therefor in accordance with GAAP on the books of such Person or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      SECTION 9.5. CORPORATE EXISTENCE, ETC. Subject to Sections 10.2 and 10.6, each Co-Issuer will, and will cause the Company and its Restricted Subsidiaries to, at all times preserve and keep in full force and effect the corporate existence of each of itself and its Restricted Subsidiaries (unless merged into the Company, a Co-Issuer or a Wholly-Owned Restricted Subsidiary) and all respective rights and franchises of each Co-Issuer, the Company and its Restricted Subsidiaries unless, in the case of Subsidiaries which are not Guarantors, in the good faith judgment of the Co-Issuers, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 9.6. INACTIVE SUBSIDIARIES; NEW SUBSIDIARIES. Each Co-Issuer will:

            (a)   cause any inactive domestic Restricted Subsidiary on Schedule
      5.4 hereto which, after the date hereof, commences to transact business and becomes an active domestic Material Subsidiary, to execute and deliver a Subsidiary Guaranty and a Guarantor Security Agreement in favor of the Collateral Agent and such other documentation as may be requested by holders of the Notes, in form and substance acceptable to the holders of the Notes;

            (b) cause any domestic Restricted Subsidiary acquired or established subsequent to the date of this Agreement, if such Subsidiary is an active domestic Material Subsidiary, to execute and deliver a Subsidiary Guaranty and a Guarantor Security Agreement in favor of the Collateral Agent and such other documentation as may be requested by holders of the Notes, in form and substance acceptable to holders of the Notes;

            (c) not permit, at any time, (i) the total assets of all active domestic Subsidiaries which are not Guarantors to exceed 20% of the Consolidated Total Assets or (ii) the net income of all active domestic Subsidiaries which are not Guarantors for the preceding four (4) fiscal quarter period to exceed 20% of Consolidated Net Income for such period, without causing one or more of such active domestic Subsidiaries to become Guarantors as provided in subsections (a) and (b) of this Section as shall be necessary to comply with the foregoing limitation; and

            (d) deliver to each holder of the Notes a revised Schedule 5.4 reflecting the changes referred to in subsections (a) and (b) of this Section.

SECTION 10. NEGATIVE COVENANTS.

      Each Co-Issuer covenants that so long as any of the Notes are outstanding:

      SECTION 10.1. TRANSACTIONS WITH AFFILIATES. Each Co-Issuer will not, and will not permit the Company or any of its Restricted Subsidiaries to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than a Co-Issuer, a Guarantor or a Wholly-Owned Restricted Subsidiary), except (a) in the ordinary course and pursuant to the reasonable requirements of such Co-Issuer's or such Guarantor's business and upon fair and reasonable terms no less favorable to such Co-Issuer or such Guarantor than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or
(b) upon approval of the Board of Directors of the Company and as to which there is an opinion from an independent, nationally-recognized third-party financial adviser that such transaction is fair from a financial perspective, which opinion shall be unqualified except for a qualification with respect to reliance on financial information from the Co-Issuers or other third parties.

      SECTION 10.2. MERGER, CONSOLIDATION, ETC. Subject to Section 10.6, each Co-Issuer will not, and will not permit the Company or any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, unless:

            (a) the merger is a merger of any Restricted Subsidiary with (i) the Company, (ii) a Co-Issuer, (iii) another Wholly-Owned Restricted Subsidiary or (iv) another Person so long as the Restricted Subsidiary is the surviving entity; or

            (b) the successor formed by such consolidation or the survivor of such merger of the Company or a Co-Issuer, or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or a Co-Issuer as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if either Co-Issuer is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, the Notes and the Transaction Documents, (ii) such corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Section 10.4.

Except to the extent provided to the contrary in Section 10.6, no such conveyance, transfer or lease of substantially all of the assets of either Co-Issuer or the Company shall have the effect of releasing such Person or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

      SECTION 10.3. LIENS. Each Co-Issuer will not, and will not permit the Company or any of its Restricted Subsidiaries to, incur, assume or suffer to exist any Lien upon any of its assets now or hereafter owned, or upon the income or profits thereof, other than:

              (a) Liens for property taxes, assessments or other governmental charges which are not yet due and payable or are being contested in good faith;

              (b) Liens securing landlords, carriers, warehousemen, mechanics, materialmen and other such Liens incurred in the ordinary course for sums not yet due and payable or are being contested in good faith;

              (c) Liens incidental to the conduct of such Co-Issuer's, the Company's or any of its Restricted Subsidiary's, ordinary course of business, excluding Liens incurred for the borrowing of money;

              (d) Liens resulting from judgments, unless such judgments are not discharged within 60 days or stayed pending appeal or discharged within 60 days after the expiration of any such stay;

              (e) leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ordinary conduct of such Co-Issuer's, the Company's, or any of its Restricted Subsidiaries' businesses, provided that the aggregate of such Liens do not materially detract from the value of such property;

              (f) Liens securing Indebtedness of the Company or the Co-Issuers to a Wholly-Owned Restricted Subsidiary or Liens securing Indebtedness of a Restricted Subsidiary to the Company or the Co-Issuers or to another Wholly-Owned Restricted Subsidiary;

              (g) Liens in existence at Closing;

              (h) Liens created to secure Indebtedness, whether incurred or assumed, to pay all or part of the purchase price or cost of construction or improvement of property acquired or constructed by the Co-Issuers, the Company or any of its Restricted Subsidiaries after Closing provided that
      (i) any such Liens attach solely to property acquired, constructed or improved; (ii) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of (a) the cost to the Co-Issuer, the Company or the Restricted Subsidiary of such property or (b) the fair market value (as determined in good faith by the board of directors of the Company); and (iii) any such Lien shall be created contemporaneously with, or within 180 days after the acquisition, construction, or improvement of such property;

              (i) any Lien existing on property of a Person immediately prior to being consolidated with or merged into a Co-Issuer, the Company or any of its Restricted Subsidiaries, or any Lien existing on any property acquired by a Co-Issuer, the Company or any of its Restricted Subsidiaries provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger of such Person, and (ii) each Lien shall extend solely to the property acquired;

              (j) any Lien renewing, extending or refunding any Lien permitted by sections (a) through (i) above, provided that (i) the principal amount of the Indebtedness secured by such Lien is not increased, (ii) the maturity of such Indebtedness is not reduced, (iii) such Lien is not extended to any other property, and (iv) immediately after such renewal, extension or refunding no Default or Event of Default would exist; and

              (k) Liens which would not otherwise be permitted by clauses
      (a) through (j) above, securing Indebtedness of either Co-Issuer, the Company or any of its Restricted Subsidiaries, so long as all Priority Debt does not exceed 20% of Consolidated Net Worth.

      SECTION 10.4. LIMITATION ON TOTAL INDEBTEDNESS. Each Co-Issuer will not, and will not permit the ratio of Total Debt to Total Capitalization to exceed 55%. Each incurrence or draw by the Co-Issuers, the Company or any of its Restricted Subsidiaries under any revolving credit facility shall be treated as Indebtedness, notwithstanding Indebtedness outstanding on the date of the Closing, which is, in turn, subject to the limitations of the applicable provisions of this Section 10.4.

      SECTION 10.5. LIMITATION ON SUBSIDIARY INDEBTEDNESS. Each Co-Issuer will not permit any of its Restricted Subsidiaries (other than WMS) to incur, assume or permit to exist, directly or indirectly, any Indebtedness, except:

              (a) Indebtedness created hereunder and under the Notes;

              (b) Indebtedness created under the Existing Bank Credit
                  Facility;

              (c) all renewals, extensions, substitutions, refinancings or replacements, in an amount not to exceed the amount so refinanced, of any Indebtedness described in clauses (a) and (b) above provided that the terms, covenants and restrictions in respect of such renewals, extensions, substitutions, refinancings or replacements are not materially more onerous than the existing terms, covenants and restrictions of such Indebtedness;

              (d) unsecured Indebtedness owing to the Company, a Co-Issuer or another Wholly-Owned Restricted Subsidiary of the Company;

              (e) Indebtedness of a Restricted Subsidiary outstanding at the date of its acquisition, provided that (i) such Indebtedness shall not have been incurred solely in contemplation of such Subsidiary becoming a Restricted Subsidiary and (ii) immediately after giving effect thereto, no Default or Event of Default shall exist; and

              (f) Indebtedness which would not otherwise be permitted by clauses (a) through (e) above, provided that the sum of (i) such other Indebtedness plus (ii) the aggregate unpaid principal amount of Indebtedness of the Co-Issuers, the Company and its Restricted Subsidiaries secured by Liens not permitted by clauses (a) through (j) of
      Section 10.3 (the sum of the foregoing clauses (i) and (ii) being referred to herein as "PRIORITY DEBT"), does not exceed 20% of Consolidated Net Worth.

      SECTION 10.6. SALE OF ASSETS. Other than in the ordinary course of business or in connection with a Sale and Leaseback Transaction, no Co-Issuer will, or will permit the Company or any of its Restricted Subsidiaries to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of (collectively, "TRANSFER") assets in any fiscal year in excess of 15% of the Consolidated Total Assets ("SUBSTANTIAL ASSETS") determined as of the end of the immediately preceding fiscal year or if such Transfer of Substantial Assets in the aggregate in more than one fiscal year would exceed 25% of Consolidated Total Assets determined as the average of Consolidated Total Assets determined as of the fiscal year end of the three fiscal years immediately preceding the date of determination, unless the proceeds of such Transfer of Substantial Assets are used within 180 days to (i) acquire productive assets or (ii) reduce Indebtedness of the Co-Issuers, the Company or its Restricted Subsidiaries which is not junior in right of payment to the Notes. Notwithstanding the foregoing, WSS may dispose of its interest in WMS (the "WMS DISPOSITION"), in either a sale of stock or an exchange of an acquirer's stock for 100% of the issued and outstanding capital stock of WMS or a sale of substantially all of the assets of WMS, in which event:

              (a) upon the consummation of the WMS Disposition, WMS's obligation as a Co-Issuer shall be extinguished and the Purchasers will tender their existing Notes upon the request of WSS in exchange for new Notes in which WSS will be the sole issuer;

              (b) each Purchaser shall, upon request of WSS upon the consummation of the WMS Disposition, execute a release of WMS from its obligations under this Agreement, the Other Agreements, the Notes and the Transaction Documents; and

              (c) within 270 days after the consummation of the WMS Disposition, WSS shall apply the net cash proceeds received from the WMS Disposition to (i) acquire productive assets or (ii) reduce Indebtedness of WMS outstanding on the date of closing of the WMS Disposition, WSS, the Company or its Restricted Subsidiaries which is not junior in right of payment to the Notes.

      SECTION 10.7. MINIMUM CONSOLIDATED NET WORTH. The Co-Issuers will not permit Consolidated Net Worth at any time to be less than the sum of (i) $45,000,000 and (ii) 25% of the Consolidated Net Income earned after November 2, 1997.

      SECTION 10.8. MINIMUM FIXED CHARGE COVERAGE. The Co-Issuers will not permit the ratio, as calculated on the last day of each fiscal quarter for the period consisting of any four of the immediately preceding five fiscal quarters, of (i) Consolidated Income Available for Fixed Charges for such period to (ii) Fixed Charges for such period to be less than 1.75 to 1.00.

      SECTION 10.9. LINE OF BUSINESS. The Co-Issuers will not, and will not permit the Company or any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business would be substantially changed from that described in the Memorandum and businesses reasonably related thereto.

      SECTION 10.10. LOANS TO AND INVESTMENTS IN LICENSEES, UNRESTRICTED SUBSIDIARIES AND AFFILIATES. The Co-Issuers will not, and will not permit the Company or any of its Restricted Subsidiaries to, make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Licensees, Unrestricted Subsidiaries or Affiliates, except for:

              (a) loans by either Co-Issuer to Licensees, provided that (i) such loans are secured by such Licensees' accounts receivable, (ii) the applicable Co-Issuer, has perfected its security interests by Uniform Commercial Code financing statements filed in the appropriate state and/or local offices, and (iii) with respect to loans in excess of $500,000 to any Licensee, all such Uniform Commercial Code financing statements are assigned to the Collateral Agent for the benefit of the holders of the Notes and all original instruments evidencing such Licensee loans are delivered to the Collateral Agent (subject to the Collateral Agent's obligation on a best efforts basis to return such original instruments in connection with a collection or enforcement action undertaken by or on behalf of a Co-Issuer with respect to such instruments), together with copies of all security agreements executed by each Licensee and all Uniform Commercial Code financing statements filed by the applicable Co-Issuer, with respect to the collateral described in such security agreements; and

              (b) loans to and investments in Unrestricted Subsidiaries or Affiliates in an aggregate amount not exceeding 25% of Consolidated Net Worth;

      SECTION 10.11. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

      (a) The Co-Issuers will not designate, or permit the Company to designate, a Restricted Subsidiary as an Unrestricted Subsidiary unless:

              (i) such Subsidiary does not own or hold any Indebtedness, shares or other securities of the Company, the Co-Issuers or another Restricted Subsidiary, and

              (ii) immediately before and after giving pro forma effect to such designation no Default or Event of Default shall have occurred and be continuing.

      (b) The Co-Issuers will not designate, or permit the Company to designate, any Person as a Restricted Subsidiary unless immediately before and after giving pro forma effect to such designation no Default or Event of Default shall have occurred and be continuing.

      (c) Forthwith and in any event within ten Business Days after a designation pursuant to clause (a) or (b) above, the Co-Issuers will furnish each Purchaser with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in clause (a) or (b), as applicable.

      (d) The Co-Issuers will not designate, or permit the Company to designate, any Guarantor as an Unrestricted Subsidiary.

SECTION 11.   EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

              (a) either Co-Issuer, the Company or any of its Restricted Subsidiaries fails to make any payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

              (b) either Co-Issuer, the Company or any of its Restricted Subsidiaries fails to make any payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

              (c) either Co-Issuer defaults in the performance of or compliance with any term contained in Section 7.1(d) or in Sections 10.1 to 10.11, inclusive; or

              (d) either Co-Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Co-Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

              (e) any representation or warranty made in writing by or on behalf of either Co-Issuer or by any officer of either Co-Issuer in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

              (f) (i) either Co-Issuer, the Company or any of its Restricted Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of the lesser of 10% of Consolidated Net Worth or $10,000,000 beyond any period of grace provided with respect thereto, or
      (ii) either Co-Issuer, the Company or any of its Restricted Subsidiaries is in default in the performance of or compliance with any term of any evidence of any

      Indebtedness in an aggregate outstanding principal amount of the lesser of 10% of Consolidated Net Worth or $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), either Co-Issuer, the Company or any of its Restricted Subsidiaries has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of the lesser of 10% of Consolidated Net Worth or $10,000,000; or

              (g) either Co-Issuer, the Company or any of its Restricted Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or
      (vi) takes corporate action for the purpose of any of the foregoing; or

              (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by either Co-Issuer, the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Co-Issuer, the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against either Co-Issuer, the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

              (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of either Co-Issuer, the Company or any of its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

              (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Co-Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) either Co-Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Co-Issuer, the Company or any of its Restricted Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase its liability thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.   REMEDIES ON DEFAULT, ETC.

      SECTION 12.1.  ACCELERATION.

              (a) If an Event of Default described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

              (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 34% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

              (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

              Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Co-Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Co-Issuers (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Co-Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Co-Issuers, may rescind and annul any such declaration and its consequences if (a) the Co-Issuers have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Co-Issuers under Section 15, the Co-Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      SECTION 13.1. REGISTRATION OF NOTES. The Co-Issuers shall cause the Company to keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Co-Issuers shall not be affected, by any notice or knowledge to the contrary. The Co-Issuers shall give any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      SECTION 13.2.  TRANSFER AND EXCHANGE OF NOTES.  Upon surrender of any
Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Co-Issuers shall execute and deliver, at the Co-Issuers' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Co-Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

      SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Co-Issuers of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof, the Co-Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.   PAYMENTS ON NOTES.

      SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York City at the principal office of Bank of America National Trust and Savings Association in such jurisdiction. The Co-Issuers may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section
14.1 or in such Note to the contrary, the Co-Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Co-Issuers in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Co-Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Co-Issuers pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Co-Issuers in exchange for a new Note or Notes pursuant to
Section 13.2. The Co-Issuers will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15.   EXPENSES, ETC.

      SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Co-Issuers will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, either Co-Issuer or any or their Subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Co-Issuers will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

      SECTION 15.2.  SURVIVAL.  The obligations of the Co-Issuers under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Co-Issuers pursuant to this Agreement shall be deemed representations and warranties of the Co-Issuers under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Co-Issuers and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.   AMENDMENT AND WAIVER.

      SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Co-Issuers and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      SECTION 17.2.  SOLICITATION OF HOLDERS OF NOTES.

      (a) SOLICITATION. The Co-Issuers will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Co-Issuers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) PAYMENT. The Co-Issuers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Co-Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Co-Issuers and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      SECTION 17.4. NOTES HELD BY CO-ISSUERS, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Co-Issuers or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.   NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Co-Issuers in writing, or

              (iii) if to the Co-Issuers, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer with a copy to the Legal Department, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.   REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Co-Issuers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Co-Issuers or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.   CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company, either Co-Issuer or any of their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, either Co-Issuer or such Subsidiaries, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, either Co-Issuer or any of their Subsidiaries or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.   SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Co-Issuers, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Co-Issuers of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.   MISCELLANEOUS.

      SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              *     *     *     *     *

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Co-Issuers, whereupon the foregoing shall become a binding agreement between you and the Co-Issuers.

                                   Very truly yours,

                                   WESTERN STAFF SERVICES (USA), INC.


                                   By /s/ Paul A. Norberg
                                     -------------------------------------------
                                     Paul A. Norberg
                                     Executive Vice President and
                                     Chief Financial Officer

                                   WESTERN MEDICAL SERVICES, INC.


                                   By /s/ Michael J. Nicholson
                                     -------------------------------------------
                                     Michael J. Nicholson
                                     President and Chief Operating Officer




The foregoing is hereby agreed
to as of the date thereof.

PPM AMERICA, INC., AS ATTORNEY IN FACT,
ON BEHALF OF JACKSON NATIONAL LIFE
INSURANCE COMPANY


By /s/ James D. Young
  ----------------------------------------
     James D. Young
     Managing Director

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Co-Issuers, whereupon the foregoing shall become a binding agreement between you and the Co-Issuers.

                                   Very truly yours,

                                   WESTERN STAFF SERVICES (USA), INC.


                                   By /s/ Paul A. Norberg
                                     ------------------------------------------
                                     Paul A. Norberg
                                     Executive Vice President and
                                     Chief Financial Officer

                                   WESTERN MEDICAL SERVICES, INC.


                                   By /s/ Michael J. Nicholson
                                     ------------------------------------------
                                     Michael J. Nicholson
                                     President and Chief Operating Officer




NATIONWIDE LIFE INSURANCE COMPANY



By /s/  James W. Pruden
  -------------------------------------------
   Name   James W. Pruden
       --------------------------------------
   Title  Vice President Municipal Securities
        -------------------------------------

                          INFORMATION RELATING TO PURCHASERS

                                                PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                   NOTES TO BE PURCHASED

JACKSON NATIONAL LIFE INSURANCE COMPANY              $17,500,000


5901 Executive Drive
Lansing, Michigan  48909

(1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Western Staff Services, 6.77% Senior Secured Notes due May ___, 2008, PPN 95958#AA6, principal, premium or interest") to:

          NORTHERN TRUST CHGO
          ABA #0710-0015-2
          Credit Account #5186041000 (General ledger for all clients of Northern Trust)
          For Further Credit to:  26-91241/Jackson
          National Life Insurance Company
          Ref:  (Name of Company) PVTPL, date of
          payment, principal  and interest breakdown
          Attention:  Oscell Owens/Sharon Stifter

     with sufficient information to identify the source and application of such funds.

(2) All notices and communications, including notices with respect to payment and written confirmation of each such payment, and copies of documents, notes and/or certificates, waivers, amendments, consents and financial information should be sent to:

          PPM America, Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois 60606-1228
          Attention:  Private Placements/James D. Young
          Phone:  (312) 634-2500
          Fax:  (312) 634-0054

                                                      PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED


     Interest and principal payment notices should also be faxed to:

          Oscell Owens, Northern Trust
          801 South Canal, Floor CIN
          Chicago, Illinois  60607
          Phone:  (312) 444-5754
          Fax:  (312) 630-8179

          and

          Claudia Baron, PPM America
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois 60606                         $12,500,000
          Phone:  (312) 634-2504
          Fax:  (312) 634-0054

NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza
Columbus, Ohio 43215-2220


(1) All payments by wire transfer of immediately available funds to:

          The Bank of New York
          ABA #021-000-018
          BNF:  IOC566
          Attention:  P&I Department
          PIN # __________

     Each such wire transfer shall set forth the name of the Company, a reference to "6.77% Senior Secured Notes due May ___, 2008, PPN #95958#AA6," and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made




                                      SCHEDULE A
                             (to Note Purchase Agreement)

                                                      PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                        NOTES TO BE PURCHASED



(2) All notices of payments and written confirmation of such wire transfers:

          Nationwide Life Insurance Company
          c/o The Bank of New York
          P.O. Box 19266
          Attention:  P&I Department
          Newark, New Jersey  07195

          With a copy to:

          Nationwide Life Insurance Company
          Attention:  Investment Accounting
          One Nationwide Plaza (1-32-05)
          Columbus, Ohio 43215-2220

(3)  All other communications:

          Nationwide Life Insurance Company
          One Nationwide Plaza (1-33-07)
          Columbus, Ohio 43215-2220
          Attention:  Corporate Fixed-Income Securities



                                      SCHEDULE A
                             (to Note Purchase Agreement)

                                    DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

     "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Los Angeles, California are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COLLATERAL AGENT" is defined in Section 1.

     "COMPANY" is defined in Section 1.

     "COMPANY GUARANTY" is defined in Section 1.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" for any period shall mean the sum of (i) Consolidated Net Income for such period, (ii) income tax expense of the Co-Issuers, the Company and its Restricted Subsidiaries for such period, as defined according to GAAP, and (iii) Fixed Charges for such period.

     "CONSOLIDATED NET INCOME" shall mean for any period consolidated net income (or loss) of the Co-Issuers, the Company and its Restricted Subsidiaries, as determined in accordance with GAAP, after



                                      SCHEDULE B
                             (to Note Purchase Agreement)
excluding the sum of (i) net earnings (or losses) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged with or consolidated into the Co-Issuers, the Company or any Restricted Subsidiary; (ii) the net earnings (or losses) of any Person (other than a Restricted Subsidiary) in which the Co-Issuers, the Company or a Restricted Subsidiary has an ownership interest that has not been received in the form of cash; (iii) the undistributed earnings of any Restricted Subsidiary which is unavailable for payment for any reason;
(iv) any reversal of allowances for possible losses in excess of actual recovery, except to the extent that such provision shall have been taken against income during the applicable period; (v) any gain on the sale or disposition of Investments or fixed or capital assets, including any tax effect; (vi) any gains resulting from any write-up of assets; (vii) any net gain from the proceeds of any life insurance policy; (viii) any gain arising from the acquisition of any Securities of the Company or Restricted Subsidiary; (ix) any extraordinary, unusual or non-recurring gain or loss (net of any tax effect); (x) any deferred or other credit representing the excess of the equity in any Restricted Subsidiary over the cost of the investment at the acquisition date; (xi) in the case of a successor to the Company by consolidation or merger, any earnings of the successor corporation prior to such consolidation or merger; and (xii) any income not freely convertible into U.S. Dollars.

     "CONSOLIDATED NET WORTH" means, as of any date, the remainder of (i) Consolidated Total Assets minus (ii) Consolidated Total Liabilities.

     "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under total assets on a consolidated balance sheet of the Co-Issuers, the Company and its Restricted Subsidiaries.

     "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under total liabilities on a consolidated balance sheet of the Co-Issuers, the Company and its Restricted Subsidiaries.

     "CREDIT FACILITY BANKS" means the banks party to the Existing Bank Credit Facility.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by Bank of America National Trust and Savings Association in Los Angeles, California as its "base" or "prime" rate.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXISTING BANK CREDIT FACILITY" means the Credit Agreement dated as of March 4, 1998 among the Co-Issuers, the banks party thereto and Bank of America National Trust and Savings Association, as Agent and issuing bank, as amended, modified, supplemented or restated from time to time.

     "FIXED CHARGES" for any period shall mean the sum of (i) Interest Expense for such period and (ii) operating lease expense of the Co-Issuers, the Company and its Restricted Subsidiaries for such period.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTIES" is defined in Section 1.

     "GUARANTORS" means, collectively, the Company, Western Medical Services (New York), Inc., a New York corporation, Western Staff Services (Guam), Inc., a Kansas corporation, Western Technical Services, Inc., a California corporation, Mediaworld International, a California corporation, Best Temporaries, Inc., a District of Columbia corporation, Best Temporaries Federal Systems, Inc., a District of Columbia corporation, Alternative Billing Services, Inc., a California corporation, and any other Person that may, after the date hereof, execute a Subsidiary Guaranty.

     "GUARANTOR SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof among the Guarantors and the Collateral Agent.

     "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent that any amounts have been drawn by the beneficiary thereunder;

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5.0% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "INTERCREDITOR AGREEMENT" is defined in Section 1.

     "INTEREST EXPENSE" for any period shall mean interest expense of the Co-Issuers, the Company and its Restricted Subsidiaries for such period, as defined according to GAAP.

     "JOINT VENTURE" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by a Co-Issuer or any Guarantor with another Person in order to conduct a common venture or enterprise with such Person.

     "LICENSEE" means a licensee of a Co-Issuer under a license agreement.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of either Co-Issuer to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary having at such time either (i) total net income for the preceding four (4) fiscal quarter period in excess of ten percent (10%) of Consolidated Net Income for the comparable period or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of ten percent (10%) of the Consolidated Total Assets as of that date, in each case, based upon the Company's most recent annual or quarterly financial statements delivered pursuant to Section 7.1.

     "MEMORANDUM" is defined in Section 5.3.

     "MULTI EMPLOYER PLAN" means any Plan that is a "Multi employer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NOTES" is defined in Section 1.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "OTHER AGREEMENTS" is defined in Section 2.

     "OTHER PURCHASERS" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "PRIORITY DEBT" is defined in Section 10.5.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "RESTRICTED INVESTMENTS" shall mean all investments except (i) property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business; (iii) investments in one or more Restricted Subsidiaries or any Person that concurrently becomes a Restricted Subsidiary; (iv) investments existing at the date of closing; (v) investments in obligations, maturing within one year from the date of acquisition, issued by or guaranteed by the United States of America or an agency thereof; (vi) investments in municipal securities, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) investments in certificates of deposit or banker's acceptances issued by commercial banks, maturing within 365 days from the date of acquisition, which are rated in one of the top two rating classifications by at least one national rating agency; (viii) investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; and (ix) investments in money market instrument programs of investment companies regulated under the Investment Company Act of 1940, as amended, which are classified as current assets in accordance with GAAP.

     "RESTRICTED SUBSIDIARY" means any Subsidiary (i) of which at least 80% of the voting securities are owned by the Company, either Co-Issuer and/or one or more wholly-owned Restricted Subsidiaries, and (ii) which the Company or either Co-Issuer has designated a Restricted Subsidiary by notice in writing given to the holders of the Notes, provided that (a) the designation of a Subsidiary as "unrestricted" or "restricted" shall not be changed more than twice (a/k/a "one round trip") and (b) each Guarantor which is a Subsidiary shall be a Restricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTION" shall means a transaction or series of transactions pursuant to which the Company, either Co-Issuer or any Restricted Subsidiary shall sell or transfer to any Person (other than the Co-Issuers or a Restricted Subsidiary) any Property within 180 days after the acquisition of such Property or the completion of construction of improvements thereon, and, as part of the same transaction or series of transactions, the Company, either Co-Issuer or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such Property.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY AGREEMENT" means the Security Agreement date as of the date hereof among the Co-Issuers and the Collateral Agent, as amended, modified and supplemented from time to time.

     "SECURITY DOCUMENTS" means the Security Agreement, the Guarantor Security Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements among the Co-Issuers or any Guarantor and the holders of the Notes or the Collateral Agent now or hereafter delivered to the holders of the Notes or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or applicable law) against the Co-Issuers or any Guarantor as debtor in favor of the holders of the Notes or the Collateral Agent as secured party and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "SUBSIDIARY GUARANTY" is defined in Section 1.

     "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TOTAL CAPITALIZATION" shall mean the sum of (i) Total Debt; and (ii) Consolidated Net Worth.

     "TOTAL DEBT" shall mean as of the date of determination, the sum of all Indebtedness of the Co-Issuers, the Company and its Restricted Subsidiaries determined on a consolidated basis, without duplication, in accordance with GAAP.

     "TRANSACTION DOCUMENTS" means the Guarantees, the Intercreditor Agreement and the Security Documents.

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary not designated a Restricted Subsidiary.

     "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                    [FORM OF NOTE]

                         WESTERN STAFF SERVICES (USA), INC.
                           WESTERN MEDICAL SERVICES, INC.

                          6.77% SENIOR NOTE DUE MAY __, 2008

No. [__________]                                                  [May __, 1998]
$[________________]                                           PNN[__________]

     FOR VALUE RECEIVED, the undersigned, WESTERN STAFF SERVICES (USA), INC., a California corporation ("WSS"), and WESTERN MEDICAL SERVICES, INC., a California corporation ("WMS") (WSS and WMS hereinafter are referred to collectively as the "Co-Issuers"), hereby jointly and severally promise to pay to [__________], or registered assigns, the principal sum of [________________] DOLLARS on May __, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.77% per annum from the date hereof, payable semiannually, on the [_____] day of November and May in each year, commencing with November __, 1998, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.77% or (ii) 2.0% over the rate of interest publicly announced by Bank of America National Trust and Savings Association from time to time in New York City, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust and Savings Association in New York City or at such other place as the Co-Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of May __, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), among the Co-Issuers and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.



                                      EXHIBIT 1
                             (to Note Purchase Agreement)

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. This Note is subject to prepayment.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                   WESTERN STAFF SERVICES (USA), INC.


                                   By
                                     ------------------------------------------
                                     [Title]


                                   WESTERN MEDICAL SERVICES (USA), INC.


                                   By
                                     ------------------------------------------
                                     [Title]


                                        E-1-2

                              FORM OF OPINION OF COUNSEL
                                    TO THE COMPANY

                               Matters to Be Covered in
                          Opinion of Counsel to the Company
                          ---------------------------------


     1. Each of the Company, the Co-Issuers and their Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

     2. Each of the Company, the Co-Issuers and their Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

     3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

     4.   No conflicts with charter documents, laws or other agreements.

     5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

     6.   No litigation questioning validity of documents.

     7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

     8.   No violation of Regulations G, T or X of the Federal Reserve Board.

     9. Company not an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.



                                    EXHIBIT 4.4(a)
                             (to Note Purchase Agreement)

                              FORM OF OPINION OF COUNSEL
                                  TO THE PURCHASERS

                       [TO BE PROVIDED ON A CASE BY CASE BASIS]



                                    EXHIBIT 4.4(b)
                             (to Note Purchase Agreement)